UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMB #117
2801 Centerville Road 1st Floor
Wilmington, DE	19808-1609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-877-ELIEMTX (354-3689)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2024, Eliem Therapeutics, Inc. (the “Company”) announced that its board of directors (the “Board”) had appointed Brett Kaplan, M.D., as Chief Operating Officer of the Company, effective August 26, 2024 (the “Effective Date”).

Dr. Kaplan, age 50, was most recently President, Chief Financial and Corporate Development Officer of Chroma Medicine, Inc. (“Chroma”), a private biotechnology company, from June 2021 to August 2024. Prior to joining Chroma, Dr. Kaplan was the Chief Financial Officer of Prevail Therapeutics Inc., a clinical-stage gene therapy biotechnology company focused on neurodegenerative disorders that was acquired by Eli Lilly and Company, from November 2018 to March 2021. From August 2010 to November 2018, Dr. Kaplan worked at Evercore Partners, an investment bank, where he most recently served as Managing Director. Prior to Evercore Partners, Dr. Kaplan was an Equity Research Analyst at Cowen and Company LLC, an investment bank, from 2007 to 2010. Dr. Kaplan has been a director of Myeloid Therapeutics, Inc., a private immunology company, since June 2022, and also served as a director of Compass Therapeutics, Inc., a biopharmaceutical company, from September 2020 to February 2022. Dr. Kaplan received an M.B.B.Ch. and an MBA from the University of Witwatersrand.

Pursuant to an offer letter (the “Offer Letter”), dated July 31, 2024, between the Company and Dr. Kaplan governing the terms of his employment, Dr. Kaplan will be paid a base salary of $500,000 per year. Dr. Kaplan will also be eligible to receive an annual discretionary bonus of up to 45.0% of his annualized base salary each year, as determined by the Board in its sole discretion. Also, as a condition to his employment and pursuant to the Offer Letter, Dr. Kaplan will enter into a confidential information and invention assignment agreement with the Company.

Effective as of the Effective Date, the Board granted to Dr. Kaplan (i) a stock option to purchase 465,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price per share equal to the closing price of the Common Stock on The Nasdaq Global Market on the Effective Date (the “Option”) and (ii) 77,500 restricted stock units (“RSUs”). The Option and the RSUs were granted pursuant to the Company’s 2021 Equity Incentive Plan. The Option will vest as to 25% of the shares underlying the option on the first anniversary of the Effective Date and in 36 equal monthly installments thereafter, and the RSUs will vest as to 25% of the RSUs on each of the first four anniversaries of the Effective Date, in each case, subject to Dr. Kaplan’s continued service.

In addition, the Offer Letter provides that Dr. Kaplan will be eligible to participate in benefits plans offered to similarly-situated employees by the Company, subject to plan terms and generally applicable Company policies. In the event that the Company terminates Dr. Kaplan’s employment without cause (as defined in the Offer Letter) or Dr. Kaplan resigns for good reason (as defined in the Offer Letter) at any time that is not during the three months prior to, as of, or within twelve months following the effective date of a change in control (as defined in the Offer Letter) and subject to the satisfaction of certain conditions, including Dr. Kaplan’s execution of a separation agreement containing an effective release of claims in favor of the Company, the Company will be obligated to (1) pay to Dr. Kaplan in a single lump sum an amount equal to nine months of his then current base salary and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Kaplan’s health, dental and vision coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of up to nine months and (3) accelerate the vesting and exercisability of any outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Kaplan as of immediately prior to his termination of employment and that are scheduled to vest and become exercisable in the six month period immediately following Dr. Kaplan’s termination of employment. Alternatively, if the Company terminates Dr. Kaplan’s employment without cause or Dr. Kaplan resigns for good reason during the three months prior to, as of, or within 12 months follow the effective date of a change in control, and subject to the satisfaction of certain conditions, including Dr. Kaplan’s execution of a separation agreement containing an effective release of claims in favor of the Company, the Company will be obligated to (1) pay to Dr. Kaplan in a single lump sum an amount equal to 12 months of his then current base salary, the amount of his target annual discretionary bonus opportunity for the year in which the termination of his employment occurs and any annual bonus for the previous calendar year that has not yet been paid, (2) make payments for the continuation of Dr. Kaplan’s health, dental and vision coverage under COBRA for a period of up to 12 months and (3) accelerate the vesting and exercisability of all outstanding and unvested equity awards subject to time-based vesting that are held by Dr. Kaplan as of immediately prior to his termination of employment.

In addition, Dr. Kaplan will enter into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-257980) filed with the SEC on August 2, 2021, pursuant to which the Company may be required, among other things, to indemnify Dr. Kaplan for certain expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Dr. Kaplan in any action or proceeding arising out of his service to and activities on behalf of the Company.

There is no arrangement or understanding between Dr. Kaplan and any other person pursuant to which Dr. Kaplan was appointed as the Chief Operating Officer of the Company. There are no related party transactions between the Company and Dr. Kaplan reportable under Item 404(a) of Regulation S-K and no family relationships between Dr. Kaplan and any of the Company’s directors or officers.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 31, 2024, between Eliem Therapeutics, Inc. and Brett Kaplan, M.D.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: August 26, 2024	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer